Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer
pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Quarterly Report of Gemini Tea Corp. a Nevada corporation (the “Company”) on Form 10-Q for the quarter ending August 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Wanda Canning, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of her knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Gemini Tea Corp., and will be retained by Gemini Tea Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Wanda Canning
Wanda Canning
Chief Executive Officer and Chief Financial Officer
October 14, 2011